SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 20, 2006

Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393

(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York 10005	08701

(Address of Principal Executive Offices)	(Zip Code)

212-344-1600

Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 8.01- Other Events

On June 20, 2006, HOMI, through its newly formed subsidiary, HOMI UK Limited, entered into installed base agreements with two London hotels, Victoria Park Plaza and Sherlock Holmes.

Pursuant to these agreements, HOMI will operate mini-bars in 287 rooms in the Victoria Park Plaza, and 119 in Sherlock Holmes Hotel. Operations for these two hotels will commence July 1, 2006.

These agreements represent the first for HOMI in the United Kingdom.

After the implementation of these two agreements, HOMI and its subsidiaries will be operating 7,910 mini-bars in 22 hotels worldwide.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

June 22, 2006	Hotel Outsource Management International, Inc.

By: /s/ Jacob Ronnel
Name: Jacob Ronnel
Title: President and Chief Executive Officer